UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):		June 6, 2008

AURORA OIL & GAS CORPORATION
(Exact name of registrant as specified in its charter)

UTAH	000-25170	87-0306609
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4110 Copper Ridge Drive, Suite 100, Traverse City, MI		49684
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		(231) 941-0073

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financing Obligation.

On January 31, 2006, Aurora Antrim North, L.L.C., a wholly owned subsidiary of Aurora Energy, Ltd. (currently Aurora Oil & Gas Corporation, successor-by-merger to Aurora Energy, Ltd.), entered into a senior secured credit facility (the “Senior Secured Credit Facility”) with BNP Paribas (“BNP”). The borrowing base was $50 million for drilling, development, and acquisitions, as well as other general corporate purposes. As proved reserves are added, the borrowing base may increase to $100 million.

On August 20, 2007, Aurora Oil and Gas Corporation (the “Company”) and certain subsidiaries, as guarantors, entered into a second lien term loan agreement (the “Term Loan”) with BNP, as the arranger and administrative agent, and several other lenders forming a syndication. The initial term loan was $50 million for a 5-year term which may increase up to $70 million under certain conditions over the life of the loan facility. In connection with the Term Loan, the Company also agreed to the amendment and restatement of its Senior Secured Credit Facility with BNP and other lenders forming a syndication, pursuant to which the borrowing base thereunder was increased to $70 million.

The Term Loan and the Senior Secured Credit Facility contain, among other things, a number of financial and non-financial covenants and maintenance of certain financial and operating ratios, including current ratio and specified coverage ratios (collateral coverage and proved developed producing reserves coverage ratios).

Senior Secured Credit Facility

On April 29, 2008, management became aware and notified BNP that the Company failed to meet certain covenants required by the Senior Secured Credit Facility. According to the Senior Secured Credit Facility, the Company had 30 days to remediate the covenant failures in order to avoid an event of default. At that time, the Company also began negotiations for a waiver in the event the Company was unsuccessful with covenant remediation efforts. Subsequently, the Company was unable to remediate the covenant failures.

On June 6, 2008, BNP notified the Company that the syndicate had redetermined the Company’s borrowing base to be $50 million. As a result, there was a potential deficiency of as much as $20 million. According to the Senior Secured Credit Facility, the Company would be required to repay any deficiency in three equal monthly installments within 90 days following notification, subject to, among other things, the Company’s right to request an interim redetermination of the borrowing base.

On June 12, 2008 (but as of June 2, 2008), the Company and certain subsidiaries, as guarantors, entered into a forbearance agreement and amendment no. 1 to the Senior Secured Credit Facility (the “Forbearance and Amendment Agreement”) with BNP and the syndication. In accordance with the Forbearance and Amendment Agreement, BNP has permanently waived any defaults or events of default resulting from the non-compliance with any covenant failures for any date of determination prior to and including March 31, 2008. BNP has also agreed to forbear and refrain from (i) accelerating any loans outstanding (including any borrowing base deficiency), (ii) exercising all rights and remedies, and (iii) taking any enforcement action under the Senior Secured Credit Facility or otherwise as a result of certain potential covenant defaults during the period from June 2, 2008, until August 15, 2008 (the “Standstill Period”), provided the Company complies with certain forbearance covenants (collectively, the “Forbearance Covenants”). The Forbearance Covenants are (i) the Company shall deliver to the syndication on or before the twentieth business day of each month, a detailed monthly financial reporting package for the previous month that shall include account receivable payables, working capital, monthly production reports and lease operating statements, (ii) the Company shall participate in monthly conference calls with the syndication during which a financial officer of the Company shall provide the syndication with an update on restructuring and cost reduction efforts, and (iii) no later than August 18, 2008, the Company will execute (or cause to be executed) additional mortgages such that, after giving effect to such additional mortgages, the syndication will have liens on not less than 90% of the PV10 of all proved oil and gas properties evaluated in the reserve report most recently delivered prior to such date. The Company’s failure to comply with the Forbearance Covenants will terminate the Forbearance and Amendment Agreement and allow the syndication to exercise any or all of their rights and remedies under the Senior Secured Credit Facility. The Forbearance and Amendment Agreement also increased the interest rate associated with outstanding borrowings.

Second Lien Term Loan

On April 29, 2008, management became aware and notified BNP that the Company failed to meet certain covenants required by the second lien Term Loan. According to the Term Loan, the Company had 30 days to remediate the covenant failures in order to avoid an event of default. At that time, the Company also began negotiations for a waiver in the event the Company was unsuccessful with covenant remediation efforts. Subsequently, the Company was unable to remediate the covenant failures.

On June 12, 2008 (but as of June 2, 2008), the Company and certain subsidiaries, as guarantors, entered into a forbearance agreement and amendment no. 1 to the Term Loan (the “Term Loan Forbearance and Amendment Agreement”) with BNP and the syndication. In accordance with the Term Loan Forbearance and Amendment Agreement, BNP has permanently waived any defaults or events of default resulting from the non-compliance with any covenant failures for any date of determination prior to and including March 31, 2008. BNP has also agreed to forbear and refrain from (i) accelerating any loans outstanding, (ii) exercising all rights and remedies and (iii) taking any enforcement action under the Term Loan or otherwise as a result of certain potential covenant defaults during the Standstill Period, provided the Company complies with the Forbearance Covenants, as applicable to the Term Loan. The Company’s failure to comply with the Forbearance Covenants will terminate the Term Loan Forbearance and Amendment Agreement and allow the syndication to exercise any or all of their rights and remedies under the Term Loan. The Term Loan Forbearance and Amendment Agreement also increased the interest rate associated with outstanding borrowings and modified the treatment of interest payments under the Term Loan.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10.19
Forbearance Agreement and Amendment No. 1 to Credit Agreement dated June 2, 2008, among Aurora Oil & Gas Corporation, the Borrower, BNP Paribas, as Administrative Agent for the Lenders, the Lenders and the Secured Swap Providers.

10.20
Forbearance Agreement and Amendment No. 1 to Second Lien Term Loan Agreement dated June 2, 2008, among Aurora Oil & Gas Corporation, the Borrower, BNP Paribas, as Administrative Agent for the Lenders and the Lenders.

SIGNATURE

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AURORA OIL & GAS CORPORATION

Date: June 12, 2008	By:	/s/ Barbara E. Lawson
By: Barbara E. Lawson Its: Chief Financial Officer